UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2007

OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 77-0411346
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
46335 Landing Parkway, Fremont, CA 94538
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 933-7200
Not Applicable
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note	3

Section 9 - Financial Statements and Exhibits	4

Item 9.01 Financial Statements and Exhibits	4

SIGNATURE	4

EXHIBIT INDEX	5
EXHIBIT 23.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Explanatory Note
     This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K as filed by Oplink Communications, Inc. (the “Company” or “Oplink”) on June 11, 2007 to include the financial information required under Item 9.01.
     On June 5, 2007, Oplink consummated its acquisition from The Furukawa Electric Co., Ltd. (“Furukawa”) of Furukawa’s majority interest in Optical Communication Products, Inc. (“OCP”). Oplink acquired all 66,000,000 shares of OCP common stock held by Furukawa, constituting approximately 58% of OCP’s outstanding shares, in exchange for $84,150,000 in cash and 857,258 shares of Oplink common stock.
     On June 19, 2007, Oplink entered into an agreement to acquire the remaining 42% of OCP’s outstanding common stock not currently held by Oplink. As part of the merger, each share of common stock of OCP (other than shares owned by Oplink, shares owned by OCP and shares owned by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $1.65 per share in cash, without interest. In addition, in connection with the merger, Oplink will assume all outstanding stock options issued pursuant to OCP’s stock option plans, which will become options to purchase shares of Oplink common stock. Consummation of this transaction is subject to approval by holders of two-thirds of the outstanding OCP shares not currently held by Oplink. The shareholder vote has yet to take place. Consequently, the acquisition of the remaining 42% of OCP’s outstanding common stock has not been reflected in this Form 8-K/A.
     The unaudited pro forma condensed combined balance sheet as of March 31, 2007 is presented as if the acquisition occurred on March 31, 2007. The unaudited pro forma condensed combined statements of operations of Oplink and OCP for the nine month period ended March 31, 2007 and for the twelve month period ended June 30, 2006 are presented as if the acquisition had taken place on July 1, 2005. Therefore, nine months of activity is reflected for both Oplink and OCP during the nine month period ended March 31, 2007 and twelve months of activity for both Oplink and OCP during the twelve month period ended June 30, 2006.
     The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Oplink that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Oplink. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that the Company may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements should be read in conjunction with Oplink’s historical consolidated financial statements and accompanying notes included in its Forms 10-K and 10-Q for year ended June 30, 2006 and quarter ended March 31, 2007, respectively, and OCP’s consolidated financial statements included in its Forms 10-K and 10-Q for year ended September 30, 2006 and quarter ended March 31, 2007, respectively.

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Item 9.01 Financial Statements and Exhibits
     (a) Financial statements of business acquired
The audited consolidated financial statements of Optical Communication Products, Inc. as of September 30, 2006 and 2005, and for each of the three years ended September 30, 2006 and the accompanying footnotes are filed as Exhibit 99.1 to this Amendment No. 1. The unaudited condensed consolidated financial statements of Optical Communication Products, Inc. as of March 31, 2007 and for the three and six months ended March 31, 2007 and 2006 and the accompanying footnotes are filed as Exhibit 99.2 to this Amendment No.1.
     (b) Pro forma financial information
The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2007, and for the twelve months ended June 30, 2006 and the unaudited pro forma condensed combined balance sheet as of March 31, 2007 with respect to the transaction are filed as Exhibit 99.3 to this Amendment No.1.
     (c) Not Applicable
     (d) Exhibits

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Optical Communication Products, Inc. historical audited consolidated financial statements as of September 30, 2006 and 2005, and for each of the three years ended September 30, 2006.

99.2	Optical Communication Products, Inc. historical unaudited condensed consolidated financial statements as of March 31, 2007 and for the three and six months ended March 31, 2007 and 2006 and the accompanying footnotes.

99.3	Unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2007, unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2006 and unaudited pro forma condensed combined balance sheet as of March 31, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No.1 to be signed on its behalf by the undersigned hereunto duly authorized.

Oplink Communications, Inc.
Dated: August 17, 2007	/s/ Shirley Yin
Shirley Yin
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit
Number	Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Optical Communication Products, Inc. historical audited consolidated financial statements as of September 30, 2006 and 2005, and for each of the three years ended September 30, 2006.

99.2	Optical Communication Products, Inc. historical unaudited condensed consolidated financial statements as of March 31, 2007 and for the three and six months ended March 31, 2007 and 2006 and the accompanying footnotes.

99.3	Unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2007, unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2006 and unaudited pro forma condensed combined balance sheet as of March 31, 2007.